Sub-Item 77I-Terms of new or amended securities

At a Board meeting held on December 3, 2002, the Board of Trustees of MPAM Funds Trust
(the "Trust") approved changing the name of the Trust to "Mellon Funds Trust," deleting "MPAM" in each series comprising the Trust
(each, a "Fund") and substituting "Mellon" therefore, as shown on Schedule A below, and redesignating "MPAM" shares of each Fund as "Class M" shares. At that meeting the Board also modified the eligibility requirements for the purchase of Class M shares of each Fund to expressly include the offering of Class M shares also to Private Wealth Management
Clients of Mellon Financial Corporation that maintain qualified advisory accounts with
Mellon Bank, N.A. or Boston Safe Deposit and
Trust Company, or their affiliates.
Additionally, the Board at that meeting
modified the eligibility requirements for the purchase of Investor shares of each Fund to permit the offering of Investor shares also to brokerage clients of Mellon Private Wealth
Advisors, a division of MBSC, LLC, a
broker-dealer and an affiliate of Mellon.
The Board also approved the corresponding changes to the Trust's Rule 18f-3 Plan.
All of the preceding changes became
effective on December 16, 2002.

Attachment A

The Existing Fund Name    New Fund Name

MPAM Large Cap            Mellon Large Cap
Stock Fund                Stock Fund


MPAM Income               Mellon Income
Stock Fund	              Stock Fund

MPAM Mid Cap              Mellon Mid Cap
Stock Fund	              Stock Fund

MPAM Small Cap            Mellon Small Cap
Stock Fund 	              Stock Fund

MPAM International        Mellon International
Fund                      Fund

MPAM Emerging             Mellon Emerging
Markets Fund		  Markets Fund

MPAM Bond Fund 		  Mellon Bond Fund


MPAM Intermediate         Mellon Intermediate
Bond Fund                 Bond Fund

MPAM Short-Term           Mellon Short-Term
U.S. Government.          U.S. Government
Securities Fund           Securities Fund

MPAM National             Mellon National
Intermediate              Intermediate
Municipal Bond Fund       Municipal Bond Fund

MPAM National             Mellon National
Short-Term Municipal 	  Short-Term Municipal
Bond Fund                 Bond Fund

MPAM Pennsylvania         Mellon Pennsylvania
Intermediate Municipal    Intermediate Municipal
Bond Fund                 Bond Fund

MPAM Massachusetts        Mellon Massachusetts
Intermediate              Intermediate
Municipal Bond Fund       Municipal Bond Fund

MPAM Balanced Fund        Mellon Balanced Fund

MPAM Money Market Fund    Mellon Money Market Fund

MPAM National Municipal   Mellon National Municipal
Money Market Fund         Money Market Fund